                                                                     Exhibit (j)



                                [PwC Letterhead]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



Boston, Massachusetts
April 26, 2006